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                                                                   EXHIBIT 10.27


                             CONSULTING AGREEMENT

    Consulting Agreement, made and entered into as of the 10 day of March, 1999, by and between FinancialWeb.com, Inc., a Nevada corporation with its principal place of business at 201 Park Place, Altamonte Springs, Florida, 32701 ("FWEB"), and John J. Katsock, Jr., an individual residing in the State of New York, ("KATSOCK").

    WHEREAS, KATSOCK is willing and has provided consulting services for and on behalf of FWEB in connection with the items as described in paragraph 1 hereto; and

    WHEREAS, FWEB wishes to retain the services of KATSOCK, all upon the terms and conditions herein contained.

    NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions set forth below and for good and valuable consideration, the delivery and receipt of which is hereby acknowledged. KATSOCK and FWEB, intending to be legally bound hereby, agree as follows:

    1. Retainer. FWEB hereby retains KATSOCK, and KATSOCK hereby agrees to devote such time as is necessary in providing advice and consultation relating to financial planning, corporate organization and structure, financial matters in connection with the operation of the business of the Company and other corporate matters.

    2. Work Product. Subject to availability, FWEB agree to provide KATSOCK with, among other things, the following information:

         (a) financial statements and other financial information;

         (b) a detailed project planner; and

         (c) press information.

    It is agreed that all information and materials provided to KATSOCK shall be the sole and exclusive property of FWEB. All copyright and title to said work shall be the property of FWEB free and clear of all claims thereto by KATSOCK, and KATSOCK shall retain no claim of authorship therein. KATSOCK hereby agrees that all information and materials so provided shall be held in confidence and used solely for the purposes of this Agreement.

    FWEB acknowledges and agrees that specified segments of information received from KATSOCK under this Agreement are the exclusive proprietary information and property of KATSOCK and the same shall not be divulged, published or distributed in any manner or form to any third party without the express right or written consent of KATSOCK. This provision shall survive the termination of this Agreement, and may be enforced by KATSOCK by any available remedy, including, without limitation, specific injunctive relief.

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    FWEB shall keep confidential for a minimum of two (2) years, the organizations, groups, entities and individuals introduced and/or solicited by KATSOCK on behalf of FWEB pursuant to this Agreement ("Referred Parties") unless FWEB can establish that a business relationship with the Referred Parties had existed prior to entering into this Agreement. FWEB will not disclose their identities to anyone other than on a supplemental filing basis to, and only if required by, the U.S. Securities and Exchange Commission (the "SEC"), unless other disclosure is required by the SEC, and will not enter into any contract of any kind, on this or subsequent transactions with any of the Referred Parties without the knowledge and prior written consent of KATSOCK.

    3. Compensation. In consideration for the services to be provided to FWEB by KATSOCK, FWEB hereby agree to compensate KATSOCK by issuing to KATSOCK the rights in the form of a Stock Purchase Warrant to purchase an aggregate of One Million (1,000,000) fully paid and non-assessable shares of the $.001 par value Common Stock of FWEB exercisable at any time prior to 5:30 P.M. Florida Time on March 12, 2004, at the principal office of FWEB, subject to certain terms and conditions as set forth in the Stock Purchase Warrant attached hereto and made a formal part of this Agreement.

    4. Term. The term of this Agreement shall commence on the date hereof and shall continue for a period ending on the first to occur of the following:

         (a) The expiration of sixty (60) months from the date hereof;

         (b) The date on which this Agreement is terminated by operation of law or judicial decree; or

         (c) The date on which the parties hereto mutually agree to terminate this Agreement.

    The termination of this Agreement will not terminate, or have any impact or effect upon, the Stock Purchase Warrant, the grant and validity of which is irrevocable and independent of this Agreement.

    5. Miscellaneous Provisions.

         (a) Governing Law. This Agreement is governed by the laws of Florida.

         (b) Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the provision of the consulting services by KATSOCK and the payment of compensation, both cash and securities, by FWEB and supersedes all prior negotiations, understandings and agreements between the parties.

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         (c) Modifications. This Agreement may be modified only if done so in writing executed by the parties hereto.

         (d) Notices. All notices, demands or requests required or authorized hereunder shall be deemed sufficiently given if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, to:

                To FWEB:      201 Park Place
                              Altamonte Springs, FL 32701

                To KATSOCK:   Prime Equity Fund, LP
                              277 Park Avenue, 27th Floor
                              New York, NY 10172

         (e) Arbitration. Any dispute under the Agreement shall be resolved by arbitration pursuant to the rules of the American Arbitration Association within the city of Altamonte Springs.

         (f) Survival of Rights. Except as expressly provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and assigns.

         (g) Company Representation. This Agreement has been duly authorized and is a valid, binding and enforceable obligation of the Company. The undersigned officer of the Company has been duly authorized to execute and deliver this Agreement on behalf of the Company.

         (h) Validity. Each article, paragraph, term or provision of this Agreement will be considered severable, and if, for any reason any article, paragraph, term or provision is determined to be invalid or contrary to any existing or future law or regulation, such will not impair the operation or effect of the remaining portions of this Agreement.

    IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of the date indicated above.

                                FinancialWeb.com, Inc.

                                /s/ Kevin A. Lichtman
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John J. Katsock, Jr.            By:  Kevin A. Lichtman
                                Its: President

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